UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 15, 2005

Centex Corporation

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number including area code: (214) 981-5000

Not Applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Press Release dated November 10, 2005
Presentation Slides for Investor Conference
Press Release dated November 15, 2005

Item 7.01. Regulation FD Disclosure.
On November 10, 2005, Centex Corporation, a Nevada corporation (the “Corporation”), announced that it would offer via http://www.centex.com a live audio webcast and accompanying slide show of the Corporation’s 2005 Annual Investor Conference to be held on Tuesday, November 15, 2005 at 9:30 a.m. Eastern Time. A copy of the press release announcing the presentation and webcast information is being furnished as Exhibit 99.1 hereto.
On November 15, 2005, officers of the Corporation delivered an investor presentation at the Corporation’s 2005 Annual Investor Conference that included written communication comprised of slides. The slides from the presentation at the 2005 Annual Investor Conference are being furnished as Exhibit 99.2 hereto. An archive of the broadcast and a copy of the slides will be available at http://ir.centex.com, under the “Webcasts & Presentations” Section, for 12 months following the live broadcast.
In connection with the 2005 Annual Investor Conference, the Corporation issued a press release announcing fiscal year 2007 earnings guidance. A copy of the press release announcing the earnings guidance is being furnished as Exhibit 99.3 hereto.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit
No.	Description
99.1	Press Release dated November 10, 2005 announcing presentation and webcast information

99.2	Presentation Slides for Investor Conference

99.3	Press Release dated November 15, 2005 announcing fiscal year 2007 earnings guidance

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CORPORATION

By:	/s/ James R. Peacock III Name: James R. Peacock III Title: Vice President, Deputy General Counsel and Secretary

Date: November 15, 2005

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release dated November 10, 2005 announcing presentation and webcast information

99.2	Presentation Slides for Investor Conference

99.3	Press Release dated November 15, 2005 announcing fiscal year 2007 earnings guidance